UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported) February 25, 2019

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-400	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2019, the Board of Directors (the “Board”) of Entergy Corporation (the Company”) elected M. Elise Hyland to the Board, effective March 4, 2019. Ms. Hyland was elected to serve until the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) and will be included among the nominees for election by the shareholders at that meeting. The Board has also determined that Ms. Hyland qualifies as an independent director under the rules of the New York Stock Exchange and the Company's Corporate Governance Guidelines. In connection with the election of Ms. Hyland, the Board of Directors increased the size of the Board to 10 members, also effective March 4, 2019.

Prior to her retirement in 2018, Ms. Hyland, 59, served as Senior Vice President of EQT Corporation and Senior Vice President and Chief Operating Officer of EQT Midstream Services, LLC. During her career at EQT, she also served as Executive Vice President of Midstream Operations and Engineering, President of Commercial Operations, President, EQT Midstream Services, and President of Equitable Gas Company. She received an MBA from Carnegie-Mellon University’s Tepper School of Business, and master’s and bachelor’s degrees in metallurgical engineering and materials science from Carnegie-Mellon.

There are no arrangements or understandings between Ms. Hyland and any other person pursuant to which she was elected as a director of the Company. In connection with her appointment and service to the Board, Ms. Hyland will be entitled to receive the same compensation as all other non-employee directors of the Company, including receiving a pro rata portion of this compensation through the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Marcus V. Brown________________
Marcus V. Brown Executive Vice President and General Counsel

Dated: February 28, 2019